Exhibit 99.1

    NEWS RELEASE

Company Contact:
Gastar Exploration Ltd.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
DRG&E  : 713-529-6600
lelliott@drg-e.com / apearson@drg-e.com

FOR IMMEDIATE RELEASE

Gastar Exploration Announces Effectiveness of 1-for-5 Reverse Split

HOUSTON, August 3, 2009 – Gastar Exploration Ltd. (NYSE Amex: GST) announced today that the previously announced share consolidation on the basis of one (1) common share for five (5) common shares became effective, and the post-consolidation common shares commenced trading on the NYSE Amex on August 3, 2009.  The Company’s shareholders approved the proposal for a reverse stock split at a Special Meeting of Shareholders held on June 20, 2008, and the Board of Directors approved the implementation of the reverse stock split at a meeting held June 29, 2009.  Upon the exercise of any options or warrants, resulting shares issued will be issued on a post-consolidation basis.  No scrip or fractional certificates will be issued in connection with the reverse stock split.  Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of common shares not evenly divisible by five will receive a number of shares after rounding up to the next whole common share.

Registered shareholders of Gastar who hold existing physical stock certificates will receive a letter of transmittal from Gastar’s transfer agent, American Stock Transfer & Trust Company, containing instructions on how to receive new share certificates.  Shareholders whose certificates are held in “street name” or on deposit with their brokerage firm will need to take no further action.

About Gastar Exploration
Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America.  The Company pursues a strategy combining deep natural gas exploration and development with lower risk CBM and shale resource development.  The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania.  Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming.  For more information, visit our web site at www.gastar.com.

Safe Harbor Statement and Disclaimer
This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  A statement identified by the words “expects”, “projects”, “plans”, and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in the natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels, and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors described in Gastar’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

The NYSE Amex has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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